                                                                   EXHIBIT 1.(b)


                             ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              HOMESTEAD FUNDS, INC.

      Pursuant to Section 2-208 et seq. of the Maryland General Corporation Act and as authorized by resolution of its Board of Directors, Homestead Funds, Inc. (the "Corporation") hereby files these Articles Supplementary to its Articles of Incorporation.

      1. Pursuant to the authority contained in Paragraphs A and B of Article FIFTH of the Articles of Incorporation of the Corporation, authorized and unissued shares of stock of the Corporation are hereby reclassified into the following classes, par value $0.01 per share, as follows:

            Class                      Authorized Number of Shares
            -----                      ---------------------------
Value Fund                                      200,000,000

Daily Income Fund                               300,000,000

Short-Term Bond Fund                            200,000,000

Short-Term Government                           100,000,000
      Securities Fund

Small Company Stock Fund                        100,000,000

Stock Index Fund                                100,000,000.

      2. Each share of stock in each class shall have the same preferences, rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption specified in Paragraph E of Article FIFTH of the Corporation's Articles of Incorporation, as may be amended from time to time.


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                                                                          Page 2



      IN WITNESS WHEREOF, these Articles Supplementary have been signed and acknowledged below by the President and attested to by the Secretary of the Corporation on this 27th day of May, 1999.

                                          --------------------------------
                                          Anthony C. Williams, President

ATTEST:

--------------------------------------
      Peter R. Morris, Secretary

      I, Catherine M. Blushi, Assistant Secretary to the Corporation, being duly sworn, do hereby verify that the above Articles Supplementary were approved by unanimous action of the Board of Directors of the Corporation at a meeting held May 27, 1999 and do hereby certify the matter and facts set forth in the Articles Supplementary with respect to authorization and approval.


                                            ------------------------------
                                                Catherine M. Blushi
                                                Assistant Secretary